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                                                            Exhibit 23.2




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No.'s 333-60595, 333-59201 and 333-53679 of Mail-Well, Inc. on Forms S-3
and Registration Statement No.'s 333-26743 and 333-61467 of Mail-Well, Inc. on Forms S-8 of our report dated January 28, 1999 appearing in this Annual Report on Form 10-K of Mail-Well, Inc. for the year ended December 31, 1999.



DELOITTE & TOUCHE LLP

Denver, Colorado
March 22, 2000